EXHIBIT 23.1



                      Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-24114 and 33-32664) and Form S-8 (File Nos. 33-6989, 33-15729, 33-53954, 33-14698, 33-15089, 33-32663, 33-54562,
33-53523, 33-53525 and 33-53537) and related prospectuses of our report dated January 31, 1995, with respect to the consolidated financial statements and schedule of Reebok International Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 1994.



                                  ERNST & YOUNG LLP

                                  /S/ ERNST & YOUNG LLP


Boston, Massachusetts
March 27, 1995

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